As filed with the Securities and Exchange Commission on June 24, 1997
                                                      Registration No. 333-03283

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                           TRAVIS BOATS & MOTORS, INC.
             (Exact name of registrant as specified in its charter)
                              --------------------

              TEXAS                           5551                 74-2024798
  (State or other jurisdiction          (Primary Standard       (I.R.S. Employer
of incorporation or organization)   Industrial Classification    Identification
                                          Code Number)               Number)

                                                        MARK T. WALTON
                                             CHAIRMAN OF THE BOARD AND PRESIDENT
5000 PLAZA ON THE LAKE, SUITE 250             5000 PLAZA ON THE LAKE, SUITE 250
      AUSTIN, TEXAS 78746                             AUSTIN, TEXAS 78746
        (512) 347-8787                                   (512) 347-8787
      FAX: (512) 329-0480                             FAX: (512) 329-0480

(Address, including zip code, and            (Name, address, including zip code,
   telephone number, including                 and telephone number, including
  area  code,  of  Registrant's                area code, of agent for service)
   principal executive offices)

                 Please address copies of all communications to:

     J. ROWLAND COOK, ESQ.                          CARMELO M. GORDIAN, ESQ.
    MARK E. MOURITSEN, ESQ.                           S. MICHAEL DUNN, ESQ.
     JENKENS & GILCHRIST,                       BROBECK, PHLEGER & HARRISON, LLP
  A PROFESSIONAL CORPORATION                    301 CONGRESS AVENUE, SUITE 1200
600 CONGRESS AVENUE, SUITE 2200                        AUSTIN, TEXAS 78701
     AUSTIN, TEXAS 78701                                 (512) 477-5495
        (512) 499-3821                                 FAX: (512) 477-5813
     FAX: (512) 404-3520

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

   If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         Travis Boats & Motors, Inc. (the "Company") desires to deregister 122,000 shares (the "Shares") of the 2,012,500 shares of the Company's common stock included in the Registration Statement effective June 26, 1996. The Company granted its underwriters an option to purchase up to 262,500 shares to cover over-allotments. The over-allotment option was exercised only with respect to 140,500 shares. Thus, the Shares have never been issued.
The Company requests that the Shares be deregistered effective immediately.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post- Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 24, 1997.

                                                     TRAVIS BOATS & MOTORS, INC.


                                                     By: /s/ Michael B. Perrine
                                                        -----------------------
                                                         Michael B. Perrine
                                                         Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities on the dates indicated:


    SIGNATURE                   TITLE                                   DATE
    ---------                   -----                                   ----

   *                       Chairman of the Board and President     June 24, 1997
-----------------------    (Principal Executive Officer)

Mark T. Walton
                           Executive Vice President-New Store      June 24, 1997
   *                       Development and Director
-----------------------
Ronnie L. Spradling
                           Chief Financial Officer                 June 24, 1997
/s/ Michael B. Perrine     (Principal Accounting and
-----------------------    Financial Officer)
Michael B. Perrine

   *                       Director                                June 24, 1997
-----------------------
E.D. Bohls
                           Director                                June 24, 1997
-----------------------
Steven W. Gurasich, Jr.

                           Director                                June 24, 1997
-----------------------
Zach McClendon, Jr.

   *                       Director                                June 24, 1997
-----------------------
Robert C. Siddons

   *                       Director                                June 24, 1997
-----------------------
Joseph E. Simpson


* By: /s/ Michael B. Perrine
     -----------------------
         Michael B. Perrine
         Attorney-in-fact